Exhibit 21

Subsidiaries of Registrant

Banana Republic (Apparel) Inc.	California
Banana Republic (California) LLC	Delaware
Banana Republic (East) L.P.	California
Banana Republic (Florida) LLC	California
Banana Republic (Holdings) Inc.	California
Banana Republic (ITM) Inc.	California
Banana Republic (New York) LLC	Delaware
Banana Republic, Inc.	Delaware
GPS (Bermuda) Insurance Services Limited	Bermuda
GPs (Great Britain) Limited	England and Wales
GPs (Maryland), Inc.	Maryland
GPs Brand Services, Inc.	California
GPs Consumer Direct, Inc.	California
GPs Corporate Facilities, Inc.	California
GPs Employee Services, Inc.	California
GPs Park Restaurant, Inc.	California
GPs Real Estate, Inc.	California
GPs Realty Company Inc.	Delaware
GPs Sourcing (South Africa) (Proprietary) Limited	Durban, South Africa
GPSDC (CADC) LLC	California
GPSDC (Fresno) LLC	California
GPSDC (New York) Inc.	Delaware
GPSDC (WDC) LLC	California
Gap (Apparel), Inc.	California
Gap (Canada) Inc.	Canada
Gap (Deutschland) GmbH	Dusseldorf, Germany
Gap (Florida) LLC	California
Gap (France) S.A.S.	Paris, France
Gap (Georgia) LP	California
Gap (ITM) Inc.	California
Gap (Indiana) LP	California
Gap (Ireland) Limited	Dublin, Ireland
Gap (Japan) K.K.	Tokyo, Japan
Gap (Kentucky) LP	California
Gap (Netherlands) B.V.	Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.	Puerto Rico
Gap (RHC) BV	Amsterdam, The Netherlands
Gap (Tennessee) LP	California
Gap (Texas) LP	California
Gap (UK Holdings) Limited	England and Wales
Gap (Wisconsin) LP	California
Gap Holdings, Inc.	California
Gap International BV	Amsterdam, The Netherlands
Gap International Sourcing (Americas) LLC	California

Gap International Sourcing (California) Inc.	California
Gap International Sourcing (Holdings) Limited	Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.	Honduras
Gap International Sourcing (JV) LLC	California
Gap International Sourcing (Mexico) S.A. de C.V.	Mexico
Gap International Sourcing (Thailand) Limited	Thailand
Gap International Sourcing (U.S.A.) Inc.	California
Gap International Sourcing FZE	Free Zone, United Arab Emirates
Gap International Sourcing Limited	Hong Kong
Gap International Sourcing Pte. Ltd.	Singapore
Gap International Sourcing, Inc.	California
Gap International Sourcing, Srl.	Florence, Italy
Old Navy (Apparel) Inc.	California
Old Navy (California) LLC	Delaware
Old Navy (Canada) Inc.	Canada
Old Navy (East) L.P.	California
Old Navy (Florida) LLC	California
Old Navy (Holdings) Inc.	California
Old Navy (ITM) Inc.	California
Old Navy (Puerto Rico) Inc.	Puerto Rico
Old Navy Inc.	Delaware
The Fisher Gap Stores Inc.	California
WCB Twenty-Eight Limited Partnership	Delaware